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EXHIBIT 23. CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45249 and 333-45251) and on Form S-3 (No. 333-63060) of Getty Realty Corp. of our report dated February 25, 2004 relating to the financial statements of Getty Realty Corp. which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 12, 2004